Exhibit 10.1

SECOND AMENDMENT TO CREDIT AGREEMENT

THIS SECOND AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is made as of June 9, 2014, by and among Warren Resources, Inc., a Maryland corporation, as Borrower, the financial institutions or other entities from time to time parties hereto, each as a lender (collectively, the “Lenders” and individually, a “Lender”), Bank of Montreal, as Administrative Agent and LC Issuer, and BMO Harris Financing, Inc., as the Swing Line Lender.

W I T N E S S E T H:

WHEREAS, Borrower, Lenders, LC Issuer and Administrative Agent entered into that certain Second Amended and Restated Credit Agreement dated as of December 15, 2011 (as amended, supplemented, or restated to the date hereof, the “Original Credit Agreement”), for the purpose and consideration therein expressed, whereby Lenders became obligated to make loans to Borrower as therein provided; and

WHEREAS, Borrower, Administrative Agent, LC Issuer and Lenders desire to amend the Original Credit Agreement as set forth herein;

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and in the Original Credit Agreement, in consideration of the loans which may hereafter be made by Lenders to Borrower, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

ARTICLE I.

DEFINITIONS AND REFERENCES

Section 1.1.                     Terms Defined in the Original Credit Agreement.  Unless the context otherwise requires or unless otherwise expressly defined herein, the terms defined in the Original Credit Agreement shall have the same meanings whenever used in this Amendment.

Section 1.2.                     Other Defined Terms.  Unless the context otherwise requires, the following terms when used in this Amendment shall have the meanings assigned to them in this Section 1.2.

“Amendment” means this Second Amendment to Credit Agreement.

“Amendment Documents” means this Amendment and all other Loan Documents executed and delivered in connection herewith.

“Credit Agreement” means the Original Credit Agreement as amended hereby.

ARTICLE II.

AMENDMENTS

Section 2.1.                     Definitions and References.

(a)                                 Section 1.1 of the Original Credit Agreement is hereby amended to add the following new definitions thereto in appropriate alphabetical order to read as follows:

“Swing Line Borrowing” means a borrowing of a Swing Line Loan pursuant to Section 2.18.

“Swing Line Lender” means BMO Harris Financing, Inc., in its capacity as provider of Swing Line Loans, or any successor swing line lender hereunder.

“Swing Line Lender’s Quoted Rate” has the meaning specified in Section 2.18(b).

“Swing Line Loans” has the meaning specified in Section 2.18(a).

“Swing Line Borrowing Notice” means a notice of a Responsible Officer of a Swing Line Borrowing pursuant to Section 2.18(b), which, if in writing, shall be appropriately completed and substantially in the form of Exhibit D.

“Swing Line Sublimit” means $10,000,000.  The Swing Line Sublimit is part of, and not in addition to, the Revolving Loan Limit.

(b)                                 The following definitions in Section 1.1 of the Original Credit Agreement are hereby amended in their entirety to read as follows:

“Interest Period” means, (a) as to any LIBOR Loan, the period commencing on the date such Loan is borrowed or continued as, or converted into, a LIBOR Loan and ending on the date one (1), two (2), three (3), six (6), or, if available to each Lender, nine (9) or twelve (12) months thereafter, as selected by Borrower pursuant to Section 2.7(e), provided, that: (i) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the following Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day, (ii) any Interest Period that begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period shall end on the last Business Day of the calendar month at the end of such Interest Period, and (iii) Borrower may not select any Interest Period for a Revolving Loan which would extend beyond the Commitment Expiry Date or (b) as to any Swing Line Loan bearing interest at the Swing Line Lender’s Quoted Rate, on the date one (1) to five (5) Business Days thereafter as mutually agreed by Borrower and the Swing Line Lender.

“Loans” means the Revolving Loans and the Swing Line Loans.

“Note” means a promissory note made by Borrower in favor of a Lender evidencing Revolving Loans or Swing Line Loans, as the case may be, made by such Lender, substantially in the form of Exhibit A.

“Revolving Loan Outstandings” means at any time of calculation (i) the sum of the then existing aggregate outstanding principal amount of Revolving Loans plus the then existing Letter of Credit Liabilities plus the then existing outstanding principal amount of Swing Line Loans and (ii) when used with reference to any single Lender, the sum of the then existing outstanding principal amount of Revolving Loans advanced by such Lender plus the then existing Letter of Credit Liabilities for the account of such Lender plus such Lender’s Revolving Loan Commitment Percentage of the then existing outstanding principal amount of Swing Line Loans.

(c)                                  The definitions of “Lender” in Section 1.1 of the Original Credit Agreement is hereby amended to add the following sentence at the end thereof: “In addition to the foregoing, the term “Lender” shall, as the context requires, include the Swing Line Lender”.

(d)                                 All references in Section 2.3, Section 4.7, Section 7.2, Section 8.2 and Section 10.16 to “Revolving Loans” are hereby amended to “Loans”.

Section 2.2.                     Interest, Interest Calculations and Certain Fees.

(a)                                 Section 2.7(b) is amended in its entirety to read as follows:

(b)                     Unused Line Fee.  From and following the Closing Date, Borrower shall pay Administrative Agent, for the benefit of each Lender committed to make Revolving Loans (other than a Defaulting Lender), a fee in an amount computed on a daily basis equal to (i) such Lender’s Pro Rata Share of the Revolving Loan Limit on such day less (ii) the sum of the then existing aggregate outstanding principal amount of Revolving Loans advanced by such Lender plus the then existing Letter of Credit Liabilities for the account of such Lender on such day, multiplied by the applicable percentage specified as the “Commitment Fee” in the Pricing Table corresponding to the Borrowing Base Usage as of the end of such day.  Such fee is to be paid quarterly in arrears on the last day of each quarter.

(b)                                 Section 2.7(d) is hereby amended to amend the two references to “on the maturity of such Loans, whether by acceleration or otherwise”  to read “ on the Termination Date”.

Section 2.3.                     Notes; Commitments Several.  Section 2.8 of the Original Credit Agreement is hereby amended and restated in its entirety to read as follows:

Section 2.8.  Notes; Commitments Several.

(a)                                 The portion of the Revolving Loans made by each Lender shall be evidenced, if so requested by such Lender, by a Note executed by Borrower in an original principal amount equal to such Lender’s Pro Rata Share of the Revolving Loan

Commitment.  The Swing Line Loans made by Swing Line Lender shall be evidenced, if so requested by Swing Line Lender, by a Note executed by Borrower in a principal amount equal to the Swing Line Sublimit.

(b)                                 The obligations of the Lenders hereunder to make Revolving Loans, to fund participations in Letters of Credit and Swing Line Loans and to make payments pursuant to Section 10.6 are several and not joint.  The failure of any Lender to make any Loan, to fund any such participation or to make any payment under Section 10.6 on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan, to purchase its participation or to make its payment under Section 10.6.

(c)                                  Nothing in this Agreement shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

Section 2.4.                     Defaulting Lenders.

(a)                                 The reference in the definition of “Defaulting Lender” to “(including in respect of its participations in Letters of Credit)” is amended to read “(including in respect of its participations in Letters of Credit and Swing Line Loans)”.

(b)                                 Section 2.17(a)(ii) of the Original Credit Agreement is hereby amended to: (i) amend the reference to “any LC Issuer hereunder” in clause “second”  to read “any LC Issuer or Swing Line Lender hereunder”, (ii) amend the two references to “or the LC Issuers” in clause “sixth”  to read “, the LC Issuers or the Swing Line Lender” and (iii) amend the reference to “participations in LC Obligations” in the proviso after clause “eighth”  to read “participations in LC Obligations and Swing Line Loans”.

(c)                                  Sections 2.17(a)(iv) and (v) of the Original Credit Agreement are hereby amended and restated in their entirety to read as follows:

(iv)                              Reallocation of Participations.  All or any part of such Defaulting Lender’s participation in Letter of Credit Liabilities and Swing Line Loans shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Revolving Loan Commitment Percentage (calculated without regard to such Defaulting Lender’s Revolving Loan Commitment Amount) but only to the extent that (x) the conditions set forth in Section 7.2 are satisfied at the time of such reallocation (and, unless Borrower shall have otherwise notified the Administrative Agent at such time, Borrower shall be deemed to have represented and warranted that such conditions are satisfied at such time), and (y) such reallocation does not cause the aggregate Revolving Loan Outstandings of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Revolving Loan Commitment Amount.  No reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-

Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

(v)                                 Cash Collateral;  Repayment of Swing Line Loans.  If the reallocation described in clause (iv) above cannot, or can only partially, be effected, the Borrower shall, without prejudice to any right or remedy available to it hereunder or under law, (x) first, prepay Swing Line Loans in an amount equal to the Defaulting Lender’s Revolving Loan Commitment Percentage of Swing Line Loans other than Swing Line Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders in accordance with clause (iv) above, and (y) second, Cash Collateralize the LC Issuers’ Fronting Exposure in accordance with the procedures set forth in Section 2.9(g).

Section 2.5.                     Swing Line Loans.  The Original Credit Agreement is hereby amended to add new Section 2.18 thereto immediately following Section 2.17 thereof to read as follows:

Section 2.18.  Swing Line Loans.

(a)                                 Swing Line.  Subject to the terms and conditions hereof, the Swing Line Lender, in its sole and absolute discretion and in reliance upon the agreements of the other Lenders set forth in this Section 2.18, may make loans (herein called “Swing Line Loans”) to Borrower from time to time on any Business Day prior to the Commitment Expiry Date in an aggregate amount not to exceed at any time outstanding the amount of the Swing Line Sublimit, provided that after giving effect to any Swing Line Loan, (i) the aggregate outstanding principal balance of all Swing Line Loans does not exceed the Swing Line Sublimit, and (ii) the Revolving Loan Outstandings shall not exceed the Revolving Loan Limit.  Each Swing Line Loan shall be in a minimum amount of $100,000 or such greater amount which is an integral multiple of $100,000.  Within the foregoing limits, and subject to the other terms and conditions hereof, Borrower may borrow under this Section 2.18, prepay Swing Line Loans, and reborrow under this Section 2.18.  In accordance with Section 2.18(b), each Swing Line Loan shall bear interest until the Termination Date at a rate per annum equal to (x) the rate per annum for Base Rate Loans under the Revolving Facility as from time to time in effect or (y) the Swing Line Lender’s Quoted Rate (computed on the basis of a year of 360 days for the actual number of days elapsed).  Immediately upon the making of a Swing Line Loan, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lender a risk participation in such Swing Line Loan in an amount equal to the product of such Lender’s Revolving Loan Commitment Percentage Share times the amount of such Swing Line Loan.  Borrower shall not use the proceeds of any Swing Line Loan to refinance any outstanding Swing Line Loan; provided that a new Swing Line Loan that bears interest at Swing Line Lender’s Quoted Rate may be used to repay, on the last day of the applicable Interest Period, a Swing Line Loan that bears interest at the Swing Line Lender’s Quoted Rate.

(b)                                 Borrowing Procedures.  Each Swing Line Borrowing shall be made upon Borrower’s irrevocable notice to the Swing Line Lender and Administrative Agent, which may be given by telephone.  Each such telephonic request shall be deemed a representation, warranty, acknowledgment and agreement by Borrower as to the matters which are required to be set out in a written Swing Line Borrowing Notice.  Each such notice must be received by the Swing Line Lender and Administrative Agent not later than 10:00 a.m. Central time on the day on which any such Swing Line Loan is to be made, and shall specify (i) the amount to be borrowed and (ii) the requested borrowing date, which shall be a Business Day and (iii) whether Borrower requests interest accrue at the Swing Line Lender’s Quoted Rate and, if so, the Interest Period requested therefor.  Each such telephonic notice must be confirmed promptly by delivery to the Swing Line Lender and Administrative Agent of a written Swing Line Borrowing Notice.  Promptly after receipt by the Swing Line Lender of any telephonic Swing Line Borrowing Notice, the Swing Line Lender will confirm with Administrative Agent (by telephone or in writing) that Administrative Agent has also received such Swing Line Borrowing Notice and, if not, the Swing Line Lender will notify Administrative Agent (by telephone or in writing) of the contents thereof.  The Swing Line Lender shall notify the Administrative Agent (who shall thereafter promptly notify Borrower) whether or not it has elected to make such Swing Line Loan.  If the Swing Line Lender agrees to make such Swing Line Loan, it may in its discretion quote an interest rate to Borrower at which the Swing Line Lender would be willing to make such Swing Line Loan available to Borrower for the Interest Period so requested (the rate so quoted for a given Interest Period being herein referred to as “Swing Line Lender’s Quoted Rate”).  Borrower acknowledges and agrees that the interest rate quote is given for immediate and irrevocable acceptance. If Borrower does not so immediately accept the Swing Line Lender’s Quoted Rate for the full amount requested by Borrower for such Swing Line Loan, the Swing Line Lender’s Quoted Rate shall be deemed immediately withdrawn. If the Swing Line Lender’s Quoted Rate is not accepted or otherwise does not apply, such Swing Line Loan shall bear interest at the rate per annum for Base Rate Loans under the Revolving Facility as from time to time in effect.  Unless the Swing Line Lender has received notice (by telephone or in writing) from Administrative Agent (including at the request of any Lender) prior to 11:00 a.m. Central time on the date of the proposed Swing Line Borrowing (i) directing the Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the first proviso to the first sentence of Section 2.18(a), or (ii) that one or more of the applicable conditions specified in Article 7 is not then satisfied, then, subject to the terms and conditions hereof, the Swing Line Lender shall be entitled to assume that the conditions precedent to an advance of any Swing Line Loan have been satisfied andmay make such Swing Line Loan available to Borrower.

(c)                                  Refinancing of Swing Line Loans.

(i)                                     The Swing Line Lender at any time in its sole and absolute discretion may request, on behalf of Borrower (which hereby irrevocably authorizes the Swing Line Lender to so request on its behalf), that each Lender make a Base Rate Loan in an amount equal to such Lender’s Revolving Loan Commitment Percentage of the amount of Swing Line Loans then outstanding.  Such request shall be made in writing (which written request shall be deemed to be a Notice of Borrowing for purposes hereof) and in accordance with the requirements of Section 2.2, without regard to the minimum and multiples specified therein for the principal amount of Base Rate Loans, but subject to the Unused Availability and the conditions set forth in Section 7.2.  The Swing Line Lender shall furnish

Borrower with a copy of the applicable Notice of Borrowing promptly after delivering such notice to Administrative Agent.  Each Lender shall make an amount equal to its Revolving Loan Commitment Percentage of the amount specified in such Notice of Borrowing available to Administrative Agent in immediately available funds for the account of the Swing Line Lender at Administrative Agent’s office promptly on the day specified in such Notice of Borrowing, whereupon, subject to Section 2.18(c)(ii), each Lender that so makes funds available shall be deemed to have made a Base Rate Loan to Borrower in such amount.  Administrative Agent shall remit the funds so received to the Swing Line Lender.

(ii)                                  If for any reason any Swing Line Loan cannot be refinanced by such a Borrowing in accordance with Section 2.18(c)(i), the request for Base Rate Loans submitted by the Swing Line Lender as set forth herein shall be deemed to be a request by the Swing Line Lender that each of the Lenders fund its risk participation in the relevant Swing Line Loan and each Lender’s payment to Administrative Agent for the account of the Swing Line Lender pursuant to Section 2.18(c)(i) shall be deemed payment in respect of such participation.

(iii)                               If any Lender fails to make available to Administrative Agent for the account of the Swing Line Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.18(c) by the time specified in Section 2.18(c)(i), the Swing Line Lender shall be entitled to recover from such Lender (acting through Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swing Line Lender at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by the Swing Line Lender in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Swing Line Lender in connection with the foregoing.  If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Loan included in the relevant Revolving Loan Borrowing or funded participation in the relevant Swing Line Loan, as the case may be.  A certificate of the Swing Line Lender submitted to any Lender (through Administrative Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.

(iv)                              Each Lender’s obligation to make Revolving Loans or to purchase and fund risk participations in Swing Line Loans pursuant to this Section 2.18(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lender, Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Lender’s obligation to make Revolving Loans pursuant to this Section 2.18(c) is subject to the conditions set forth in Section 7.2.  No such funding of risk participations shall relieve or otherwise impair the obligation of Borrower to repay Swing Line Loans, together with interest as provided herein.

(d)                                 Repayment of Participations.

(i)                                     At any time after any Lender has purchased and funded a risk participation in a Swing Line Loan, if the Swing Line Lender receives any payment on account of such Swing Line Loan, the Swing Line Lender will distribute to such Lender its Revolving Loan Commitment Percentage thereof in the same funds as those received by the Swing Line Lender.

(ii)                                  If any payment received by the Swing Line Lender in respect of principal or interest on any Swing Line Loan is required to be returned by the Swing Line Lender under any of the circumstances described in Section 10.13 (including pursuant to any settlement entered into by the Swing Line Lender in its discretion), each Lender shall pay to the Swing Line Lender its Revolving Loan Commitment Percentage thereof on demand of Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the Federal Funds Rate.  Administrative Agent will make such demand upon the request of the Swing Line Lender.  The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

(e)                                  Interest for Account of Swing Line Lender.  The Swing Line Lender shall be responsible for invoicing Borrower for interest on the Swing Line Loans.  Until each Lender funds its Base Rate Loan or risk participation pursuant to this Section 2.18 to refinance such Lender’s Applicable Revolving Credit Percentage of any Swing Line Loan, interest in respect of such Applicable Revolving Credit Percentage shall be solely for the account of the Swing Line Lender.

(f)                                   Payments of Swing Line Loans.  Borrower shall make all payments of principal and interest in respect of the Swing Line Loans directly to the Swing Line Lender.  All principal of and interest on Swing Line Loans bearing interest by reference to the Swing Line Lender’s Quoted Rate shall be payable on the last day of the Interest Period with respect to such Swing Line Loan.  All principal of Swing Line Loans bearing interest by reference to the Base Rate shall be payable on the fifth (5th) Business Day after such Swing Line Loan is made, and all interest on Swing Line Loans bearing interest by reference to the Base Rate shall be payable on the last Business Day of each calendar month.  Notwithstanding the forgoing, all principal of and interest on all Swing Line Loans shall be payable, if earlier, on the Termination Date.  Borrower may from time to time prepay a Swing Line Loan, in whole or in part; provided that (i) any such partial prepayment shall be in an amount equal to $100,000 or a higher integral multiple of $100,000, (ii) such prepayments shall require notice to Swing Line Lender and Administrative Agent not later than noon (Central time) on the Business Day of the prepayment of the Swing Line Loans, and (iii) any prepayment of a Loan at the Swing Line Lender’s Quoted Rate shall require the payment of such amount as Swing Line Lender shall determine in its discretion is necessary to compensate it for the prepayment prior to the last date of the applicable Interest Period; provided that in no event will the total payment due upon such prepayment exceed the total amount of principal and interest payable if the relevant Swing Line Loan was repaid at maturity.

Section 2.6.                     Notice of Borrowing.                                Section 7.2 is hereby amended (i) to add at the end of clause (a) of thereof “and, in the case of any Swing Line Borrowing, receipt by Administrative Agent and Swing Line Lender of a Swing Line Borrowing Notice”, and (ii) to amend the references in the last sentence thereof to “Notice of Borrowing” to read “Notice of Borrowing or Swing Line Borrowing Notice, as applicable”.

Section 2.7.                     Application of Proceeds.  Subsections (b) and (c) of Section 8.6  of the Original Credit Agreement are hereby amended and restated in their entirety to read as follows:

(b)                                 After Event of Default.  Following the occurrence and continuance of an Event of Default, Administrative Agent shall apply any and all payments received by Administrative Agent in respect of the Obligations, and any and all proceeds of Collateral received by Administrative Agent, in the following order: first, to all fees, costs, indemnities, liabilities, obligations and expenses incurred by or owing to Administrative Agent with respect to this Agreement, the other Financing Documents or the Collateral, second, to all fees, costs, indemnities and expenses incurred by or owing to any Lender with respect to this Agreement, the other Financing Documents or the Collateral, third, to accrued and unpaid interest on the Obligations, fourth, to the principal amount of the Obligations outstanding, fifth, to provide Cash Collateral to secure any then outstanding Letter of Credit Liabilities and payment of related fees; sixth, to provide Cash Collateral to secure any other then outstanding Obligations, and seventh, to any other indebtedness or obligations of Borrower owing to Administrative Agent or any Lender under the Financing Documents.

(c)                                  [intentionally omitted]

Section 2.8.                     Amendments and Waivers.  The first parenthetical phrase in the first sentence of subsection (a) of Section 11.51 of the Original Credit Agreement is hereby amended to read as follows: “(and, if the rights or duties of Administrative Agent, Swing Line Lender and/or LC Issuer are affected thereby, by Administrative Agent, Swing Line Lender and/or LC Issuer, as the case may be)”.

Section 2.9.                     Borrowing Base.  On the Effective Date, as defined below, pursuant to Section 2.16 of the Credit Agreement, the Administrative Agent and the Lenders have determined that the Borrowing Base under the Credit Agreement shall be $175,000,000, which determination shall take effect immediately on the Effective Date and shall remain in effect until the next determination of the Borrowing Base, and Borrower hereby accepts such Borrowing Base as so determined and agrees that the Draw Limit shall be $175,000,000.

Section 2.10.              Swing Line Borrowing Notice.  The Original Credit Agreement is hereby amended to add a new Exhibit D thereto as set forth in the form of Exhibit D attached hereto.

ARTICLE III.

CONDITIONS OF EFFECTIVENESS

Section 3.1.                     Conditions of Effectiveness.  This Amendment shall become effective (the “Effective Date”) when and only when:

(a)                                 the Administrative Agent shall have received executed counterparts of this Amendment from Borrower, each Guarantor and the Lenders;

(b)                                 Borrower shall have paid to the Administrative Agent, for the account of each Lender a fee in the amount equal to 0.25% times the positive remainder, if any, of (i) such Lender’s Revolving Loan Commitment Percentage of the Borrowing Base after giving effect to the provisions of Sections 2.7 of this Amendment, minus (ii) such Lender’s Revolving Loan Commitment Percentage of the Borrowing Base immediately prior to giving effect to the provisions of Sections 2.7 of this Amendment;

(c)                                  the representations and warranties of each Credit Party contained in the Financing Documents shall be true, correct and complete in all material respects (or in all respects if such representation or warranty is by its terms already qualified as to materiality) on and as of the Effective Date, except to the extent that any such representation or warranty relates to a specific date in which case such representation or warranty shall be true and correct as of such earlier date;

(d)                                 the Administrative Agent shall have received a certificate of the secretary, assistant secretary or other Responsible Officer of Borrower certifying as of the Effective Date (i) that there have been no changes to the Organizational Documents of Borrower since the Closing Date, (ii) the resolutions of Borrower approving this Amendment, and other documents executed in connection with this Amendment and the related transactions (which certification may, if applicable, be by reference to previously adopted resolutions), and (iii) the signature and incumbency certificates of the officers of Borrower (which certification may, if applicable, be by reference to previously delivered incumbency certificates);

(e)                                  the Administrative Agent shall have received a certificate of the secretary, assistant secretary or other Responsible Officer of each Guarantor certifying as of the Effective Date (i) that there have been no changes to the Organizational Documents of such Guarantor since the Closing Date, (ii) the resolutions of such Guarantor approving this Amendment, and other documents executed in connection with this Amendment and the related transactions (which certification may, if applicable, be by reference to previously adopted resolutions), and (iii) the signature and incumbency certificates of the officers of such Guarantor (which certification may, if applicable, be by reference to previously delivered incumbency certificates);

(f)                                   as of the Effective Date and immediately after, no Default or Event of Default shall have occurred and be continuing; and

(g)                                  the Administrative Agent shall have received all documents and instruments that Administrative Agent has then reasonably requested, in addition to those described in this

Section 3.1 (all such additional documents and instruments shall be reasonably satisfactory to Administrative Agent in form, substance and date).

ARTICLE IV.

MISCELLANEOUS

Section 4.1.                     Ratification of Agreements.  The Original Credit Agreement as hereby amended is hereby ratified and confirmed in all respects.  The Loan Documents, as they may be amended or affected by the various Amendment Documents, are hereby ratified and confirmed in all respects.  Any reference to the Credit Agreement in any Loan Document shall be deemed to be a reference to the Original Credit Agreement as hereby amended.  The execution, delivery and effectiveness of this Amendment and the other Amendment Documents shall not, except as expressly provided herein or therein, operate as a waiver of any right, power or remedy of Lenders under the Credit Agreement, the Notes, or any other Loan Document nor constitute a waiver of any provision of the Credit Agreement, the Notes or any other Loan Document.

Section 4.2.                     Survival of Agreements.  All of Credit Parties’ various representations, warranties, covenants and agreements in the Amendment Documents shall survive the execution and delivery thereof and the performance thereof, including the making or granting of the Loans and the delivery of the Notes and the other Loan Documents, and shall further survive until all of the Obligations are paid in full to each Lender and all of Lenders’ obligations to Borrower are terminated.  All statements and agreements contained in any certificate or instrument delivered by any Credit Party hereunder or under the Credit Agreement to any Lender shall be deemed to constitute representations and warranties by, and/or agreements and covenants of, Borrower under this Amendment and under the Credit Agreement.

Section 4.3.                     Interpretive Provisions.  Section 1.3 of the Credit Agreement is incorporated herein by reference herein as if fully set forth.

Section 4.4.                     Loan Documents.  The Amendment Documents are each a Loan Document, and all provisions in the Credit Agreement pertaining to Loan Documents apply thereto.

Section 4.5.                     Governing Law.  This Amendment shall be governed by, and construed in accordance with, the Laws of the State of New York.

Section 4.6.                     Counterparts; Fax.  This Amendment may be separately executed in counterparts and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to constitute one and the same Amendment.  The Amendment Documents may be validly executed by facsimile or other electronic transmission.

THIS AMENDMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS OF THE PARTIES.

[The remainder of this page has been intentionally left blank.]

IN WITNESS WHEREOF, this Amendment is executed as of the date first above written.

WARREN RESOURCES, INC.

By:	/s/ Philip A. Epstein
Philip A. Epstein
Chief Executive Officer

WARREN RESOURCES OF CALIFORNIA, INC.

By:	/s/ Philip A. Epstein
Philip A. Epstein
Chief Executive Officer

WARREN E&P, INC.

By:	/s/ Philip A. Epstein
Philip A. Epstein
Chief Executive Officer

[SECOND AMENDMENT TO CREDIT AGREEMENT]

BANK OF MONTREAL, as Administrative Agent and LC Issuer

By:	/s/ Gumaro Tijerina
Gumaro Tijerina
Managing Director

BMO HARRIS FINANCING, INC., as a Lender and as the Swing Line Lender

By:	/s/ Gumaro Tijerina
Gumaro Tijerina
Managing Director

[SECOND AMENDMENT TO CREDIT AGREEMENT]

U.S. BANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ Todd S. Anderson
	Name:	Todd S. Anderson
	Title:	Vice President

[SECOND AMENDMENT TO CREDIT AGREEMENT]

CAPITAL ONE, NATIONAL ASSOCIATION., as a Lender

By:	/s/ Kristin N. Oswald
Name: Kristin N. Oswald
Title: Vice President

[SECOND AMENDMENT TO CREDIT AGREEMENT]

BOKF, N.A. DBA BANK OF OKLAHOMA, as a Lender

By:	/s/ Sonja Borodko
Name: Sonja Borodko
Title: Vice President

[SECOND AMENDMENT TO CREDIT AGREEMENT]

COMERICA BANK, as a Lender

By:	/s/ Brandon M. White
Name: Brandon M. White
Title: Assistant Vice President

[SECOND AMENDMENT TO CREDIT AGREEMENT]

SANTANDER BANK, N.A., as a Lender

By:	/s/ Aidan Lanigan
Name: Aidan Lanigan
Title: Senior Vice President

By:	/s/ Puiki Lok
Name: Puiki Lok
Title: Vice President

[SECOND AMENDMENT TO CREDIT AGREEMENT]

KEYBANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ George Mckean
Name: George Mckean
Title: Senior Vice President

[SECOND AMENDMENT TO CREDIT AGREEMENT]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Greg Smothers
Name: Greg Smothers
Title: Director

[SECOND AMENDMENT TO CREDIT AGREEMENT]

Exhibit D to Second Amended and Restated Credit Agreement

Notice of Swing Line Borrowing

WARREN RESOURCES, INC.

Date:                        ,

This certificate is given by                                         , a Responsible Officer of Warren Resources, Inc. (“Borrower”), on behalf of Borrower pursuant to Section 2.18 of that certain Second Amended and Restated Credit Agreement dated as of December 15, 2011 among Borrower, Lenders from time to time party thereto, Bank of Montreal, as Administrative Agent for Lenders, and BMO Harris Financing, Inc., as the Swing Line Lender (as such agreement may have been amended, restated, supplemented or otherwise modified from time to time the “Credit Agreement”).  Capitalized terms used herein without definition shall have the meanings set forth in the Credit Agreement.

The undersigned Responsible Officer hereby gives notice to Administrative Agent and Swing Line Lender of Borrower’s request for a Swing Line Borrowing pursuant to Section 2.18 of the Credit Agreement as follows:

Aggregate amount of Swing Line Loan:	$
Date on which Swing Line Loan is to be advanced:
Type of Borrowing (Swing Line Lender’s Quoted Rate or Base Rate):
Requested Interest Period for a Swing Line Lender’s Quoted Rate:

The undersigned officer hereby certifies that except as set forth on Exhibit A hereto, both before and after giving effect to the requested Swing Line Loan above, each of the conditions precedent set forth in Section 7.2(b), 7.2(c) and 7.2(d) have been satisfied and that the Revolving Loan Outstandings, after the making of such Swing Line Loan, shall not exceed the Revolving Loan Limit on the date requested for the making of such Swing Line Loan.

IN WITNESS WHEREOF, the undersigned officer has executed and delivered this certificate this          day of                       , 20    .

WARREN RESOURCES, INC.

By:
Name:
Title:

[SECOND AMENDMENT TO CREDIT AGREEMENT]